Exhibit 77(c)


                 Matters submitted to a Vote of Security Holders

On October 25, 2007, a Special Meeting of Shareholders for ING VP Financial Services Portfolio was held at which the shareholders were asked to approve the following proposals: (2) to reclassify the investment objective of the Portfolio as non-fundamental; and (2) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
ING VP Financial
Services Portfolio           2       5,723,313.668     390,434.790      236,697.022    6,350,445.480
                             3       5,794,551.251     294,650.085      261,244.144    6,350,445.480

On October 25, 2007, a Special Meeting of Shareholders for ING VP High Yield Bond Portfolio was held at which the shareholders were asked to approve the following proposals: (2) to reclassify the investment objective of the Portfolio as non-fundamental; and (2) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
ING VP High Yield
Bond Portfolio              2         26,290,392.474   2,201,750.083   538,249.295    29,030,391.852
                            3         26,677,108.725   1,465,314.036   887,969.091    29,030,391.852

On October 25, 2007, a Special Meeting of Shareholders for ING VP MidCap Opportunities Portfolio was held at which the shareholders were asked to approve the following proposals: (2) to reclassify the investment objective of the Portfolio as non-fundamental; and (2) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
ING VP MidCap
Opportunities Portfolio       2       7,838,045.149   1,911,174.232    384,744.636    10,133,964.017
                              3       8,792,853.085    941,986.803     399,124.129    10,133,964.017

On October 25, 2007, a Special Meeting of Shareholders for ING VP Real Estate Portfolio was held at which the shareholders were asked to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
ING VP Real Estate
Portfolio                     2       9,293,534.621    821,505.090     556,588.615    10,671,628.326

On October 25, 2007, a Special Meeting of Shareholders for ING VP SmallCap Opportunities Portfolio was held at which the shareholders were asked to approve the following proposals: (2) to reclassify the investment objective of the Portfolio as non-fundamental; and (2) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
ING VP SmallCap
Opportunities Portfolio       2       7,325,973.854    720,796.349     274,249.727     8,321,019.930
                              3       7,246,815.695    641,275.072     432,929.163     8,321,019.930

On October 25, 2007, a Special Meeting of Shareholders for ING VP SmallCap Opportunities Portfolio was held at which the shareholders were asked to approve the following proposals: (2) to reclassify the investment objective of the Portfolio as non-fundamental; and (2) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
ING VP SmallCap
Opportunities Portfolio       2       7,325,973.854    720,796.349     274,249.727     8,321,019.930
                              3       7,246,815.695    641,275.072     432,929.163     8,321,019.930

On October 25, 2007, a Special Meeting of Shareholders for ING VP International Value Portfolio was held at which the shareholders were asked to approve the following proposals: (2) to reclassify the investment objective of the Portfolio as non-fundamental; and (2) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
ING VP International
Value Portfolio               2      12,165,134.051    396,615.175     245,878.779    12,807,628.005
                              3      12,342,763.757    374,883.784      89,980.464    12,807,628.005

This meeting was adjourned to November 21, 2007.

                                                       Shares voted
                                      Shares voted      against or        Shares       Total Shares
                          Proposal         for           withheld       abstained          Voted
                          --------         ---           --------       ---------          -----
ING VP International
Value Portfolio               2      15,029,183.371    673,844.200     861,171.851    16,564,199.422
                              3      15,073,353.305    539,615.247     951,230.870    16,564,199.422